x	UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

THE HOUSTON EXPLORATION COMPANY
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On January 7, 2007, The Houston Exploration Company (“Houston Exploration”) announced that it had entered into an agreement and plan of merger with Forest Oil Corporation (“Forest”) pursuant to which Forest will acquire all of the outstanding shares of Houston Exploration for approximately $1.5 billion in cash and Forest common stock.  Forest will also assume approximately $0.1 billion of Houston Exploration net debt.

Houston Exploration and Forest will file a joint proxy statement/prospectus and other materials relating to the transaction with the Securities and Exchange Commission (“SEC”).  The definitive joint proxy statement/prospectus will be mailed to stockholders of Houston Exploration and Forest.  Investors and security holders are urged to read the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Houston Exploration, Forest and the proposed transaction.

Investors and security holders may obtain these documents free of charge at the SEC’s Web site at www.sec.gov.  In addition, the documents filed with the SEC by Houston Exploration may be obtained free of charge from the Houston Exploration Web site at www.houstonexploration.com.  The documents filed with the SEC by Forest may be obtained free of charge from Forest’s Web site at www.forestoil.com.  In addition, a free copy of the definitive joint proxy statement/prospectus, when it becomes available, may be obtained from Houston Exploration at 1100 Louisiana Street, Suite 2000, Houston, Texas 77002.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Houston Exploration, Forest and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the participants and their direct and indirect interests in the solicitation will be set forth in the joint proxy statement/prospectus when it becomes available.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act.  All statements other than statements of historical fact included in this document are forward-looking statements and reflect current expectations and are based on current available information and numerous assumptions.  Important factors that could affect the completion and timing of the proposed merger include, among others, approval by Houston Exploration’s and Forest’s stockholders, the satisfaction of customary closing conditions, government regulations and approvals, and other factors discussed in Houston Exploration’s SEC filings and public announcements.

The following was presented to Houston Exploration employees on April 19, 2007 by representatives of Forest.

Human Resources

Recap of Merger Terms Base Salaries will not be reduced Full-year FST bonus plan participation in 2007 – no proration THX service time will be recognized for all FST benefit plans 401(k) and deferred compensation plans will vest 100% at closing Credit for 2007 medical co-pays and deductibles incurred Outstanding THX stock option replacement for grants at $54.18 or higher Vacation earned but unused will be carried forward to FST THX employees will be eligible for all FST employee benefits In Addition - no reduction in annual bonus target

Payroll Transition All THX employees will become FST employees at closing THX payroll will terminate at close of business on closing date Final THX regular earnings through closing date will be paid by THX payroll THX employees continuing with FST will receive one W2 from Forest at year-end THX employees will be under FST payroll on “day one” following closing Any THX compensation and retention payments following the date of closing will be made through FST payroll Field hourly employees go from semi-monthly to bi-weekly payroll (26 pay periods per year vs 24 pay periods per year) FICA (OASDI) withholding will NOT start over upon joining FST payroll

401(k) Transition THX employees will be eligible to participate in the FST 401(k) Plan on day one The THX 401(k) Plan will be frozen for new contributions at closing The THX Plan will be merged into the FST Plan on a date to be determined Account and loan balances will be transferred to FST Plan at that time Loan balances will not be due at closing – payments continued through FST payroll deduction Participants may continue to manage investments under THX plan

401(k) Transition Regular and Catch-up deferrals made under THX plan will count toward IRS annual deferral limits in FST plan for 2007 - FST payroll will track FST plan enrollment documents and investment information will be provided in June Formal participant education will be provided to new THX participants in FST plan in June THX investments will be “mapped” into FST plan An investment change blackout period will be necessary when THX and FST plans are merged – you will be provided at least 30 days notice

Medical/Dental/Vision/Life Transition THX employees will be eligible to participate in FST plans on day one Claims incurred pre-closing will be administered through THX plans and current administrators and carriers COBRA coverage following closing will be provided under FST plans Plan enrollment documents will be provided prior to closing

Flexible Spending Plan Transition THX Plan will remain open through year end and a 60-day run-out period in 2008 Elective contributions will continue to be deducted through FST payroll for 2007 THX balances will be applied to out-of-pocket expenses in FST plan post-closing THX employees may enroll in FST plan January 1, 2008 Enrollment information will be available through Houston HR

Employee Stock Purchase Plan FST Employee Stock Purchase Plan – THX employees eligible 1st of calendar quarter following closing

Deferred Compensation Plan Transition Unvested balances vest 100% at closing FST will adopt the Plan at closing Elective contributions under the current plan will continue through FST payroll through year-end 2007 for all continuing participants The Plan will be suspended for new contributions effective January 1, 2008 The plan will be maintained by FST and existing employee distribution elections will be honored Westport will continue to administer the Plan for FST

Stock Grants All outstanding THX stock options will be vested and cashed-out at closing THX stock options granted at or above $54.18 that are outstanding at closing will be replaced one-for-one with FST stock options Forest Oil will replace THX shares granted at $54.18 or higher even if THX stock trades above $54.18 at closing If you exercise THX options before closing they will not be replaced with FST options THX expects to vest all outstanding restricted stock and restricted stock units a few days prior to closing All FST stock option grants confirmed by a formal stock option agreement

Vacation/Other Policies THX vacation will be earned through date of closing THX unused earned vacation at closing will be carried forward and may be taken following closing in 2007 Vacation is earned under FST vacation policy following closing No THX employees will have their current annual vacation entitlement reduced at FST THX employees with five weeks’ annual vacation entitlement will be “grandfathered” at five weeks’ annual vacation at FST Terminating employees will be paid for any unused earned vacation 4 ½-day work week starts in Houston and THX Denver first full week after closing Fitness club reimbursement begins upon closing No change to THX parking/transportation policy

Staffing Liz Melton will continue with FST Houston in senior HR role Staffing decisions are being finalized by FST With THX management consent, FST will confirm the ongoing employment status of all THX employees prior to closing All status notifications will be in writing Letters confirming ongoing employment will specify FST position and total compensation Letters confirming continued employment for a temporary period of transition will specify the transition assignment termination date FST base salaries will include regular salary increases for all non-officer employees retroactive to May 1